UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2009

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Company and Comerica Bank Amend Credit Agreements to Extend Maturity Date:

Manitex International, Inc. (the “Company”) currently has U.S. and Canadian revolving lines of credit as well as a term loan (the “Loan Agreements”)with Comerica Bank (“Comerica”). On July 9, 2009, the Company and certain of its subsidiaries entered into amendments to the Loan Agreements with Comerica which, among other things, extended the maturity date of the Loan Agreements from April 1, 2010 to April 1, 2012. The specific Loan Agreements that were amended are as follows:

•	the Second Amended and Restated Credit Agreement dated April 11, 2007, as amended, and Revolving Credit Note (U.S. revolving line of credit);

•	the Master Revolving Note dated December 29, 2006, as amended (Canadian revolving line of credit); and

•	the Variable Rate-Single Payment Note dated March 10, 2005, as amended (term loan).

Additional on July 9, 2009, Comerica, Quantum Value Management LLC, Manitex International, Inc. and Manitex, Inc. entered into an Assignment and Assumption Agreement (“Assumption Agreement”). Under the Assumption Agreement Mantiex International, Inc. and Manitex, Inc. jointly assumed the Term Debt which had an outstanding balance of $1,483,299 as of July 9, 2009

Set forth below is a summary of each of these amendments, which is qualified in its entirety by reference to the copies of such amendments and notes attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment No. 4 to Second Amended and Restated Credit Agreement and Amendment to Revolving Credit Note.

On July 9, 2009, the Company, Manitex, Inc., a subsidiary of the Company (together with the Company collectively referred to as the “Companies”), and Comerica entered into Amendment No.4 to the Second Amended and Restated Credit Agreement, dated April 11, 2007, as amended on August 9, 2007, October 18, 2007, and June 30, 2008 and an Amendment to the Revolving Credit Note issued pursuant to such Credit Agreement. This Amendment No. 4, among other things (i) extends the maturity date of the note from April 1, 2010 to April 1, 2012; (ii) increases the Tangible Effective Net Worth required to be maintained by the Companies and their subsidiaries; (iii) lowers the Debt Service Coverage Ratio of not less than 1.2 to 1.0 to 1.1 to 1.0 through March 31, 2010 after March 31, 2010 the Debt Service Coverage Ratio increases to not less than 1.25 to 1.0, (iv) revises certain definitions and amounts used in calculating the borrowing base under the Credit Agreement, and (v) increases the interest rate to U.S. Prime Rate plus 2.0%. The amendment also provides that Comerica is to receive an amendment fee of $102,500 upon execution of the amendment.

Amendment No. 4 to the Canadian Note.

On July 9, 2009, Manitex LiftKing, ULC (“Manitex LiftKing”), a subsidiary of the Company, and Comerica entered into Amendment No. 3 to the Master Revolving Note in the original principal amount of CDN $3.5 million (currently CDN $4.5 million), dated December 29, 2006, as amended on August 9, 2007, October 18, 2007 and June 30, 2008. (the “Canadian Note”), which extends the maturity date of such note from April 1, 2010 to April 1, 2012. The Canadian Note provides for an interest on Canadian dollar borrowings at the Canadian Prime Rate plus 3% and on U.S. dollar borrowings at the U.S. Prime Rate plus 2%. The amendment also provides that Comerica is to receive an amendment fee of U.S. $18,000 upon execution of the amendment.

Installment Note.

On July 9, 2009, the Company and Manitex, Inc., a subsidiary of the Company executed an installment note (Installment Note”) for $1,483,299. The Installment Note replaces the Variable Rate-Single Payment Note in the original principal amount of $20.0 million dated March 10, 2005, as amended on September 11, 2006, December 20, 2006, August 9, 2007 and June 30, 2008. The Installment Notes extends the maturity date to April 1, 2012 from April 1, 2010, continues to provide for consecutive monthly principal payments of $50,000 each, plus interest on the unpaid principal balance of the note. The Installment Note bears interest at the U.S. Prime Rate plus 2.5%

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer

Date: July 10, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to Second Amended and Restated Credit Agreement and Amendment to Revolving Credit Note, dated July 9, 2009, by and between Manitex International, Inc., Manitex , Inc., and Comerica Bank, as amended.

10.2	Master Revolving Note in the principal amount of $20.5 million, dated July 9, 2009 by and between, and between Manitex, Inc. and Comerica Bank, as amended.

10.3	Amendment No. 4, effective as of July 9, 2009 to the Master Revolving Note dated December 29, 2006, as amended.

10.4	Master Revolving Note in principal amount of $4.5 million, dated July 9, 2009, by and between Manitex LiftKing, ULC and Comerica Bank.

10.5	Assignment and Assumption agreement between Comerica Bank, Quantum Value Management LLC, Manitex International, Inc. and Manitex, Inc. date July 9, 2009.

10.6	Installment Note in principal amount of $1,483,299, dated July 9, 2009, by and between Manitex International, Inc., Manitex, Inc. and Comerica Bank.